   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 21, 2002
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            WALTER INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  13-3429953
     (State of other jurisdiction of         (I.R.S. Employer Identification No.)
              incorporation
            or organization)

       4211 W. BOY SCOUT BOULEVARD                           33607
             TAMPA, FLORIDA                               (Zip Code)
(Address of principal executive offices)

             WALTER INDUSTRIES EXECUTIVE DEFERRED COMPENSATION PLAN
                            (Full title of the Plan)

                            ------------------------

                                WILLIAM F. OHRT
            EXECUTIVE VICE PRESIDENT AND PRINCIPAL FINANCIAL OFFICER
                            WALTER INDUSTRIES, INC.
                          4211 W. BOY SCOUT BOULEVARD
                              TAMPA, FLORIDA 33607
                                 (813) 871-4160
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ------------------------

                                    COPY TO:
                            STEVEN DELLA ROCCA, ESQ.
                                Latham & Watkins
                                885 Third Avenue
                            New York, New York 10022
                      (212) 906-1200 (212) 751-4864 (fax)

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                 AMOUNT OF        PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                               SHARES TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
TITLE OF SECURITIES TO BE BE REGISTERED(1)      REGISTERED            PER SHARE         OFFERING PRICE     REGISTRATION FEE(2)
                n/a                                 n/a                  n/a                  n/a                 None

(1) No shares of Walter Industries, Inc. capital stock are to be issued under the Plan. However, pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered pursuant to the Plan.

(2) Pursuant to Rule 457(h)(2) under the Securities Act, no fee is required with respect to the registration of plan interests.

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
                                     PART I

ITEM 1. PLAN INFORMATION

    Not required to be filed with this Registration Statement.

ITEM 2. REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    Not required to be filed with this Registration Statement.

                                    PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed with the Securities and Exchange Commission (the "Commission") by Walter Industries, Inc., a Delaware corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

    A. The Company's Amended Annual Report on Form 10-K-405A filed January 28, 2002 (File No. 001-13711), for the fiscal year ended December 31, 2000 (amending the original Form 10-K filed March 20, 2001).

     B. The Company's Amended Quarterly Report on Form 10-Q/A filed January 28, 2002 (File No. 001-13711), for the quarterly period ended March 31, 2001 (amending the original Form 10-Q filed May 15, 2001).

     C. The Company's Amended Quarterly Report on Form 10-Q/A filed January 28, 2002 (File No. 001-13711), for the quarterly period ended June 30, 2001 (amending the original Form 10-Q filed August 14, 2001).

    D. The Company's Amended Quarterly Report on Form 10-Q/A filed January 28, 2002 (File No. 001-13711), for the quarterly period ended September 30, 2001 (amending the original Form 10-Q filed November 14, 2001).

    All documents filed by the Company or by the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware (the "Court of Chancery"), or any court in such suit or action was brought, shall determine upon application that, despite the liability judgment, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

    The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

    Article IV of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

    Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

    Article 6 of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

    The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgment in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

    The Registration Rights Agreement dated as of March 17, 1995 and the Registration Rights Agreement dated as of September 12, 1995 between the Company and the shareholders named therein (the "Holders") each requires the Company, on the one hand, and the Holders referred to therein, on the other hand, under certain circumstances, to indemnify each other and, in the case of the Company's indemnification obligations, each other person who participates as an underwriter in an offering of Common Stock thereunder, and each other person who controls such parties and/or underwriters and their respective directors, officers, partners, agents and affiliates against certain liabilities, including liabilities under the Securities Act of 1933, incurred in connection with each registration of securities pursuant to such registration rights agreement.

    The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8. EXHIBITS

    A list of exhibits included as part of this Registration Statement is set forth on the Exhibit Index appearing elsewhere herein and is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the
                Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 21, 2002.

                                                       WALTER INDUSTRIES, INC.

                                                       By:  /s/ WILLIAM F. OHRT
                                                            -----------------------------------------
                                                            William F. Ohrt
                                                            Executive Vice President and
                                                            Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities indicated as of February 21, 2002.

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------       Chairman of the Board of Directors
                   Donald N. Boyce

                  /s/ DON DEFOSSET
     -------------------------------------------       President and Chief Executive
                    Don Defosset                         Officer (Principal Executive Officer)

                 /s/ WILLIAM F. OHRT                   Executive Vice President and
     -------------------------------------------         Chief Financial Officer (Principal Financial
                   William F. Ohrt                       Officer)

               /s/ CHARLES E. CAUTHEN
     -------------------------------------------       Senior Vice President
                 Charles E. Cauthen                      (Principal Accounting Officer) Director

                          *
     -------------------------------------------       Director
                   Robert F. Amter

                          *
     -------------------------------------------       Director
                Howard L. Clark, Jr.

                          *
     -------------------------------------------       Director
                    Perry Golkin

                          *
     -------------------------------------------       Director
                  James L. Johnson

                          *
     -------------------------------------------       Director
                  Scott C. Nuttall

                      SIGNATURE                                            TITLE
                      ---------                                            -----
                          *
     -------------------------------------------       Director
                  Wayne W. Robinson

                          *
     -------------------------------------------       Director
                  Neil A. Springer

                          *
     -------------------------------------------       Director
                  Michael T. Tokarz

*By                    /s/ WILLIAM F. OHRT
             --------------------------------------
                         William F. Ohrt
                        ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Walter Industries Executive Deferred Compensation Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on February 21, 2002.

                                                       WALTER INDUSTRIES EXECUTIVE DEFERRED
                                                       COMPENSATION PLAN

                                                       By:  /s/ WILLIAM F. OHRT
                                                            -----------------------------------------
                                                            William F. Ohrt,
                                                            as Plan Administrator, acting
                                                            on behalf of the Company.

                                 EXHIBIT INDEX

          4(a)          Amended and Restated Certificates of Incorporation of the
                          Company (incorporated herein by reference to Exhibit 3.1
                          to the Company's Quarterly Report on Form 10-Q, filed on
                          January 14, 1999, File No. 001-13711).

          4(c)          Walter Industries Executive Deferred Compensation Plan

         23(a)          Consent of Independent Accountants.

         24(a)          Power of Attorney.